EXHIBIT 99.2

Pelican Therapeutics, Inc.

Financial Statements

Year Ended December 31, 2016

Independent Auditor’s Report	2 - 3

Financial Statements

Balance Sheet	4

Statement of Operations	5

Statement of Stockholders’ Deficit	6

Statement of Cash Flows	7

Notes to Financial Statements	8 - 17

Tel: 919-754-9370 Fax: 919-754-9369 www.bdo.com	421 Fayetteville Street Suite 300 Raleigh, NC 27601

Independent Auditor’s Report

Board of Directors

Pelican Therapeutics, Inc.

Austin, Texas

We have audited the accompanying financial statements of Pelican Therapeutics, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2016 and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pelican Therapeutics, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

March 7, 2017

Pelican Therapeutics, Inc.

Balance Sheet

December 31,	2016

Assets

Current Assets
Cash and cash equivalents	$87,443
Prepaid expenses	14,861

Total Current Assets	102,304

Noncurrent Assets
Restricted cash	16,183

Total Assets	$118,487

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$573,475
Deferred liabilities	82,300

Total Current Liabilities	655,775

Long Term Liabilities
Related party accrued interest	73,149
Related party payable	379,862

Total Liabilities	1,108,786

Stockholders' Deficit
Series 1 preferred stock, $0.0001 par value; 1,000,000 shares authorized;
0 shares issued and outstanding at December 31, 2016	–
Common stock, $0.0001 par value; 100,000,000 shares authorized;
5,968,254 shares issued and outstanding as of December 31, 2016	597
Additional paid-in capital	2,051,789
Accumulated deficit	(3,042,685)

Total Stockholders' Deficit	(990,299)

Total Liabilities and Stockholders' Deficit	$118,487

See accompanying notes to financial statements.

Pelican Therapeutics, Inc.

Statement of Operations

Year Ended December 31,	2016

Operating Expenses
General administration	$285,860
License expenses	50,000
Research and development	351,177

Total Operating Expenses	687,037

Loss from Operations	(687,037)

Nonoperating (Expense) Income
Interest expense	(16,725)
Interest income	26

Net Nonoperating Expense	(16,699)

Net Loss	$(703,736)

See accompanying notes to financial statements.

Pelican Therapeutics, Inc.

Statement of Stockholders' Deficit

	Series 1	Series 1
	Preferred	Preferred	Common	Common	Additional		Total
	Stock	Stock	Stock	Stock	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, January 1, 2016	–	$–	5,730,966	$573	$1,734,589	$(2,338,949)	$(603,787)

Issuance of common stock	–	–	237,288	24	279,976	–	280,000
Stock-based compensation	–	–	–	–	37,224	–	37,224
Net loss	–	–	–	–	–	(703,736)	(703,736)

Balance, December 31, 2016	–	$–	5,968,254	$597	$2,051,789	$(3,042,685)	$(990,299)

See accompanying notes to financial statements.

Pelican Therapeutics, Inc.

Statement of Cash Flows

December 31,	2016

Operating Activities
Net loss	$(703,736)
Adjustments to reconcile net loss to net cash used by operations:
Stock-based compensation	37,224
(Decrease) increase in cash arising from changes in operating assets and liabilities:
Restricted cash	(3)
Prepaid expenses	32,573
Accounts payable	257,995
Deferred liabilities	37,700
Related party accrued interest	16,614
Related party payables	45,000

Net Cash Used by Operating Activities	(276,633)

Financing Activities
Issuance of common stock	280,000

Net Cash Provided by Financing Activities	280,000

Net Increase in Cash and Cash Equivalents	3,367

Cash and Cash Equivalents - Beginning of Year	84,076

Cash and Cash Equivalents - End of Year	$87,443

Supplemental Cash Flow Disclosure:
Interest paid	$111

See accompanying notes to financial statements.

Pelican Therapeutics, Inc.

Notes to Financial Statements

1.

Organization

Pelican Therapeutics, Inc. (“Pelican” or the “Company”) was incorporated on April 23, 2009 in the state of Delaware under the name of Heat Biologics II, Inc. On October 2, 2012, the Company changed its name to Pelican Therapeutics, Inc. The Company is headquartered in Austin, Texas. Pelican is engaged in developing biologic agents that represent the tumor necrosis factor (“TNF”) based immunotherapy.

The Company’s products require clinical trials and approvals from regulatory agencies, as well as acceptance in the marketplace. The Company is also in the process of raising additional equity capital to support the completion of its development activities.

The Company’s activities are subject to significant risks and uncertainties, including failure to secure additional funding to operationalize the Company’s current technology before another company develops similar technology and failure to obtain patent approval for its technology.

2.

Summary of Significant Accounting Policies

Basis of Accounting

Pelican prepares its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Activities during the development stage include developing the business plan, raising capital, and developing the Company’s platform technology.

Going Concern

As reflected in the accompanying financial statements, the Company is in the development stage with limited operations. The Company incurred a net loss of $703,736 and negative cash flows from operations of $276,633 for the year ended December 31, 2016, a working capital deficiency of $553,471 and a stockholders’ deficit of $990,299 as of December 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management expects to raise additional funds in advance of depleting the Company’s current funds. Management plans to raise funds by: (1) licensing technologies or products to one or more collaborative partners, (2) renegotiating third-party agreements, (3) securing additional debt financing, and/or (4) selling additional equity securities. Satisfying long-term liquidity needs may require the successful commercialization and/or partnering arrangements for the Company’s products and product candidates under development by the Company’s licenses and will require additional capital. If the Company incurs operating losses for longer than expected and/or the Company is unable to raise additional capital, the Company may become insolvent and be unable to continue operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pelican Therapeutics, Inc.

Notes to Financial Statements

Cash and Cash Equivalents and Restricted Cash

The Company considers all cash and other highly liquid investments with initial maturities of three months or less from the date of purchase to be cash and cash equivalents. The Company had a restricted cash balance of $16,183 as of December 31, 2016. The United States Patent and Trade Office (“USPTO”) requires the Company to maintain an account with a minimum of $1,000 to be used to pay fees associated with new trademarks of the Company. Additionally, the Company had a restricted cash balance to secure credit cards.

Concentration of Credit Risk

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurable limits. The Company has never experienced any losses related to these balances. All of the Company’s cash balances were fully insured at December 31, 2016. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, restricted cash, and accounts payable approximated fair value due to their short maturities. The carrying value of the Company’s related party payable approximated fair value because the interest rates under those obligations approximated market rates of interest available to the Company for similar instruments.

As a basis for determining the fair value of certain of the Company’s financial instruments, the Company utilizes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level I – Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level II – Observable inputs, other than Level I prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level III – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Revenue Recognition

The Company recognizes government grants when there is reasonable assurance that they will comply with the conditions attached to the grants and the grants will be received. The grants are recognized using an income approach and grant revenue is recognized as the related expenses are incurred. No revenue was recognized for the year ended December 31, 2016.

Research and Development

Research and development costs are expensed as incurred. The Company has acquired exclusive licensing rights to intellectual property to further its research and development. These costs are expensed as incurred.

Marketing

Marketing costs are expensed as incurred. Marketing expense totaled $3,320 for the year ended December 31, 2016 and are included as a part of general administration expenses on the accompanying statement of operations.

Pelican Therapeutics, Inc.

Notes to Financial Statements

Income Tax

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases, operating loss carryforwards, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Accounting for Income Taxes, the Company reflects in the financial statements the benefit of positions taken in a previously filed tax return or expected to be taken in a future tax return only when it is considered ‘more-likely-than-not’ that the position taken will be sustained by a taxing authority. As of December 31, 2016, the Company had no unrecognized income tax benefits and correspondingly there is no impact on the Company’s effective income tax rate associated with these items. The Company’s policy for recording interest and penalties relating to uncertain income tax positions is to record them as a component of income tax expense in the accompanying statements of income. As of December 31, 2016, the Company had no such accruals.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements with employees and non-employees using a fair value method which requires the recognition of compensation expense for costs related to all stock-based payments, including stock options. The fair value method requires the Company to estimate the fair value of stock-based payment awards on the date of grant using an option pricing model.

Stock-based compensation costs are based on the fair value of the underlying option calculated using the Black-Scholes option-pricing model on the date of grant for stock options and recognized as expense on a straight-line basis over the requisite service period, which is the vesting period. Determining the appropriate fair value model and related assumptions requires judgment, including estimating stock price volatility, forfeiture rates and expected term. The expected volatility rates are estimated based on the actual volatility of comparable public companies over the expected term. The expected term for the year ended December 31, 2016 represents the average time that options are expected to be outstanding based on the mid-point between the vesting date and the end of the contractual term of the award. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company has not paid dividends and does not anticipate paying a cash dividend in the foreseeable future and, accordingly, uses an expected dividend yield of zero. The risk-free interest rate is based on the rate of U.S. Treasury securities with maturities consistent with the estimated expected term of the awards. The measurement of non-employee share-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period over which services are received.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update (“ASU”) ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, (“ASU 2016-18”) which require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. The standard will be effective for private companies for fiscal years beginning after December 15, 2018. The Company does not anticipate ASU 2016-18 to have a material impact on the financial statements.

Pelican Therapeutics, Inc.

Notes to Financial Statements

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”).  The amendments in ASU 2016-09 simplify several aspects of the accounting for share-based payment transactions.  The new guidance requires that excess tax benefits (which represent the excess of actual tax benefits received at the date of vesting or settlement over the benefits recognized over the vesting period or upon issuance of share-based payments) be recorded in the income statement as a reduction of income or income taxes when the awards vest or are settled.  The new guidance also requires excess tax benefits to be classified as an operating activity in the statement of cash flows rather than as a financing activity. This standard will be effective for private companies for fiscal period beginning after December 15, 2017. The Company is currently evaluating the impact of ASU 2016-09.

In February 2016, the FASB issued its final lease accounting standard, FASB Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease).  The lease liability will be equal to the present value of lease payments and the right-of -use asset will be based on the lease liability, subject to adjustment such as for initial direct costs.  For income statement purposes, the new standard retains a dual model similar to ASC 840, requiring lases to be classified as either operating or finance.  For lessees, operating leases will result in straight-line expense (similar to current accounting by lessees for operating leases under ASC 840) while finance leases will result in a front-loaded expense pattern (similar to current accounting by lessees for capital leases under ASC 840).  The standard will be effective for private companies for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of ASU 2016-02.

In November 2015, the FASB issued ASU 2015-17, Income Taxes, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The standard will be effective for private companies for fiscal years beginning after December 15, 2017. The Company does not anticipate the adoption of this ASU to have a material impact to the financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements- Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which was intended to define management’s responsibility to evaluate whether there is a substantial doubt about an organization ability to continue as a going concern and to provide related footnote disclosures. This standard was implemented as of fiscal year December 31, 2016 and did not have a material impact to the financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”).  This standard is intended to improve, and converge with international standards, the financial reporting requirements for revenue from contracts with customers.  The new standard will be effective for private companies for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact of this ASU on the financial statements.

3.

Stockholders’ Deficit

Authorized Capital

Pelican had authorized 10,000,000 shares of preferred stock (par value $0.0001) as of December 31, 2016. Of the 10,000,000 preferred stock shares authorized, 1,000,000 are designated as Series 1 Preferred Stock. There were zero shares of Series 1 Preferred Stock issued and outstanding as of December 31, 2016.

Pelican had authorized 100,000,000 shares of common stock (par value $0.0001) as of December 31, 2016. Of the 100,000,000 common stock shares authorized, 5,968,254 shares are issued and outstanding as of December 31, 2016.

Common Stock Warrants

On May 22, 2014, the Company issued warrants to purchase 35,898 shares of common stock non-employee placement agents in consideration for a private placement transaction. The warrants have an exercise price of $1.18 per share and expire five years from the issuance date. The fair value of the common stock warrants as of the issuance date was approximately $7,250. These warrants do not meet the criteria required to be classified as liability awards and therefore are treated as equity awards. No warrants were exercised as of December 31, 2016.

Pelican Therapeutics, Inc.

Notes to Financial Statements

Preferred Stock

Automatic Conversion

Each share of Preferred Stock automatically converts to common stock at the then effective conversion rate upon either (i) the date on which the Company closes on an underwritten public offering resulting in net proceeds to the Company of not less than $10 million, or (ii) the vote or written consent of the majority of the outstanding shares of Series 1 Preferred Stock.

Optional Conversion

The preferred stock is convertible into common stock at the option of the holder at any time. The conversion ratio for each share of the Series 1 Preferred Stock is its Original Issue Price ($0.75) divided by its Conversion Price, where the Conversion Price is initially its Original Issue Price ($0.75), as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like.

Dividends

The Preferred Stock has a priority with respect to dividend distributions and distributions upon liquidation. The Company cannot declare, pay, or set aside any dividends on shares of any other class or series of capital stock of the Company unless the holders of the Series 1 Preferred Stock first receive, or simultaneously receive, on a pari passu basis, a dividend on each outstanding share of Series 1 Preferred stock.

Liquidation

In the event of a liquidation, the holders of the Series 1 Preferred Stock are entitled to receive, before any payment to any other common stock holder, an amount per share equal to the greater of (i) $0.75 plus any dividends declared but unpaid or (ii) such amount per share as would have been payable had all shares of Series 1 Preferred Stock been converted into Common Stock prior to such liquidation, dissolution, or winding up of the Company. After the payment in full of the amounts set forth above, the Company’s assets will be distributed ratably to all holders of common stock.

Voting Rights

Each holder of Preferred Stock is entitled to vote on all matters stockholders are entitled to vote upon and to cast the number of votes as shall equal the whole number of shares of common stock into which their shares of Preferred Stock are convertible.

4.

Stock-Based Compensation

Restricted Stock

During the year ended December 31, 2016, the Company recognized $13,333 in share-based compensation expense related to the issuance of shares of restricted stock to non-employees (i.e., consultants) in exchange for services.

A summary of the unvested restricted stock activity is as follows:

	Shares	Weighted Average Grant Date Fair Value

Balance at December 31, 2015	47,215	$0.23
Vested	(33,333)	0.40

Balance at December 31, 2016	13,882	$0.40

Pelican Therapeutics, Inc.

Notes to Financial Statements

Equity Compensation Plan

In 2012, the Company adopted the 2012 Stock Incentive Plan (the “Plan”) under which employees, officers, directors, and individual consultants and advisors are eligible to receive options, restricted stock, restricted stock units and other stock-based awards. Awards may be made under the Plan for up to 250,000 shares of common stock. In 2014, the Company amended the Plan to increase the total awards to 406,680 shares of common stock. In 2016, the Company amended the Plan to increase the total awards to 656,280 shares of common stock. Under the Plan, both incentive and non-qualified stock options could be granted under terms and conditions established by the Board of Directors. The exercise price for incentive stock options was the fair market value of the related common stock on the date the stock option was granted. Stock options granted under the Plan generally have terms of 10 years and have various vesting schedules.

The following table summarizes the components of the Company’s stock-based compensation included in net loss:

Year Ended December 31,	2016
Non-employee stock options	$23,891
Restricted stock	13,333

Totals	$37,224

Stock Options

The Company granted options in 2016. The fair market value of the stock options at the date of grant was estimated using the Black-Scholes-Merton option-pricing model with the following assumptions:

December 31,	2016

Risk-free interest rate	0.58%
Expected volatility	90.00%
Expected life (in years)	6.25
Expected dividend yield	–%

The risk-free interest rate is based on U.S. Treasury interest rates at the time of the grant whose term is consistent with the expected life of the stock options. The Company used an average historical stock price volatility based on an analysis of reported data for a peer group of comparable companies that have issued stock options with substantially similar terms, as the Company did not have any trading history for its common stock. Expected term represents the period that the Company’s stock option grants are expected to be outstanding. The Company elected to utilize the “simplified” method to value stock option grants. Under this approach, the weighted-average expected life is presumed to be the average of the vesting term and the contractual term of the option.

Expected dividend yield was considered to be 0% in the option pricing formula since the Company had not paid any dividends and had no plans to do so in the future. The forfeiture rate was considered to be none insofar as the historical experience of the Company is very limited. As required by ASC 718, Compensation – Stock Compensation, the Company will adjust the estimated forfeiture rate based upon actual experience.

The Company recognized stock-based compensation expense of $23,891 for the year ended December 31, 2016 for the Company’s stock option awards which was recorded as general administration expense in the accompanying statements of operations.

Pelican Therapeutics, Inc.

Notes to Financial Statements

The following tables summarize the stock option activity for the year ended December 31, 2016:

	Shares	Weighted Average Exercise Price

Options at December 31, 2015	430,491	$1.03

Granted	220,000	1.18

Options at December 31, 2016	650,491	$1.08

The weighted average grant date fair value of stock options granted during the year ended December 31, 2016 was $0.27 per share.

The following table summarizes information about stock options outstanding at December 31, 2016:

Options Outstanding			Options Exercisable

	Weighted			Weighted
	Average			Average
Balance	Remaining	Weighted	Balance	Remaining	Weighted
as of	Contractual	Average	as of	Contractual	Average
December 31, 2016	Life (In Years)	Exercise Price	December 31, 2016	Life (In Years)	Exercise Price

650,491	8.21	$1.08	428,978	7.72	$1.03

As of December 31, 2016, the unrecognized stock-based compensation expense related to unvested stock options was approximately $57,945 that is expected to be recognized over a weighted average period of approximately 53 months.

The aggregate intrinsic value of stock options outstanding and exercisable at December 31, 2016 was $2,560. This amount is before applicable income taxes and represents the market price of the Company’s common stock at December 31, 2016 less the grant price, multiplied by the number of stock options that had a grant price that is less than the market price. This amount represents the amount that would have been received by the optionees had these stock options been exercised on that date. During the year ended December 31, 2016, the aggregate intrinsic value of stock options exercised was zero.

5.

Income Taxes

The components of income tax expense (benefit) attributable to operations are as follows:

Year Ended December 31,	2016

Current expense (benefit):
Federal	$–
State	–

Deferred expense (benefit):
Federal	–
State	–

Total	$–

Pelican Therapeutics, Inc.

Notes to Financial Statements

The differences between the Company’s income tax expense attributable to continuing operations and the expense computed at the 34% United States statutory income tax rate were as follows:

Year Ended December 31,	2016

Federal income tax expense at statutory	$(239,000)
State income taxes	(14,000)
Research and development credit	(6,000)
Other	(1,000)
Increase in valuation allowance	260,000

Income tax expense (benefit)	$–

The income tax effects of temporary differences from continuing operations that give rise to significant portions of deferred income tax assets (liabilities) are presented below:

December 31,	2016
Current:
Accounts payable	$195,000
Noncurrent:
Related party expenses	126,000
Stock compensation	49,000
Research and development	30,000
Net operating losses	814,000
1,214,000

Less: valuation allowance	(1,214,000)

Net deferred tax asset (liability)	$–

The Company has approximately $2,300,000 of federal net operating carryovers that begin to expire in 2029 and $2,100,000 of North Carolina Net Economic Loss carryovers that begin to expire in 2027.

The Company files income tax returns in the United States federal jurisdiction and North Carolina. The Company is subject to examination by taxing authorities for the tax years ended December 31, 2012 through 2016.

6.

License Agreements

License 03-31, 05-39

On June 26, 2009, Heat Biologics, Inc. assigned all rights and obligations of License Agreement 03-31, 05-39 to Pelican. All previous stock ownership and rights of the University of Miami and School of Medicine (“University”) to participate in future stock offerings by Heat Biologics, Inc. were mutually terminated. Pelican agreed to issue the University 5% of each subsidiary’s issued and outstanding common stock in each class and series on a fully-diluted basis, together with fully-dilutable common shares equal to 2.5% of the total number of shares in each class and series issued outstanding. As a result, the University owns 5.03% of Pelican’s issued and outstanding common stock. For each agreement, the Company agreed to make minimum royalty payments of $10,000 for three years beginning 2010 due on the anniversary date of the agreements. Beginning in 2013, and thereafter for the life of the agreements, the minimum royalty payments shall be $20,000 due on the same date. Pelican is obligated to make milestone payments as follows: $150,000 due upon submission and approval of an IND and the completion of a Phase 1 clinical trial and $250,000 due upon the earlier of May 2022 or approval of an NDA. The Company has the right to terminate this Agreement without obligation for future unpaid milestones.

In August 2009, Pelican and the University entered into a second amendment (“Amendment 2”) to License Agreement 03-31, 05-39 to extend the foregoing payment due dates for all past due license fees and patent costs.

Pelican Therapeutics, Inc.

Notes to Financial Statements

In February 2010, Pelican and the University entered into a third amendment (“Amendment 3”) to License Agreement 03-31, 05-39 to grant back to the University a certain non-exclusive license. In all other respects, the original agreement remained the same.

In October 2010, Pelican and the University entered into a fourth amendment (“Amendment 4”) to License Agreement 03-31, 05-39 to grant to the licensor a non-exclusive license right for certain technology as research reagents and research tools.

License I-176

On December 12, 2010, Pelican entered into another license agreement (“I-176”) with the University for one component of complimentary technology to the July 11, 2008 agreement. Pelican agreed to pay the University a license fee of $50,000 and a reimbursement of $15,797 for past patent fees. Pelican also agreed to make a minimum royalty payment of $10,000 during 2012 through 2014 and then $20,000 every year thereafter. Pelican is obligated to make milestone payments as follows: $150,000 due upon submission and approval of an IND and the completion of a Phase 1 clinical trial and $500,000 due upon the earlier of May 2022 or approval of an NDA. The Company has the right to terminate this Agreement without obligation for future unpaid milestones.

In August 2012, Pelican and the University entered into a second amendment (“I-176 Amendment 2”) to License Agreement I-176 to extend the foregoing payment due dates for all past due license fees and patent costs.

License UMM-143

On November 19, 2013, Pelican entered into another license agreement (“UMM-143”) with the University for an exclusive license of complimentary technology and patent rights. Pelican agreed to pay the University a license issue fee of $35,000, and agreed to make minimum royalty payments if the I-176 license agreement is terminated. No minimum royalty payments or milestone payments are due for any year in which the I-176 license agreement is in force. The Company has the right to terminate this Agreement without obligation for future unpaid milestones.

Future Minimum Royalty Payments

As of December 31, 2016, future minimum royalty payments under all licenses are as follows:

Year ending December 31,	Amount

2017	$40,000
2018	40,000
2019	40,000
2020	40,000
2021	20,000
Thereafter	60,000

Total	$240,000

Pelican Therapeutics, Inc.

Notes to Financial Statements

7.

Grant Awards

In May 2016, the Company entered into a Cancer Research Grant Contract (“Grant”) with Cancer Prevention and Research Institute of Texas (“Institute”) for research into the causes and cures for all types of cancer in humans; facilities for use in research into the causes and cures for cancer; research to develop therapies, protocols, medical pharmaceuticals, or procedures for the cure or substantial mitigation of all types of cancer; and cancer prevention and control programs. The contract term is effective as of June 1, 2016 and terminates on May 31, 2019. Under the terms of the Grant, the Institute will disburse proceeds not to exceed $15,245,222 to be used solely under the scope of work within the project, contingent upon the availability of grant funds. Grant proceeds will be required to be repaid if the Company relocates its principal place of business outside of the state of Texas. In addition, repayment of funds will be charged a 5% interest fee should the Company use the funds for which the grant was not intended, in violation of the contract, or in the event of early termination. The Company is required to have an amount of funds equal to one half of the amount of the grant to be disbursed each fiscal year of the contract term dedicated to the scope of work within the project. The proceeds are to be disbursed as demonstration of progress towards achievement of certain milestones are met. As of December 31, 2016, the Company had not received proceeds under the Grant.

Should research under the Grant result in a commercial sale of a product of service, the Company is required to make payments until the Institute received the aggregate amount of 400% of the grant award proceeds. As of December 31, 2016, no such sales were made.

8.

Related Party Transactions

On June 25, 2012, Heat Biologics, Inc. sold its interest in the Company to outside investors. As part of the stock purchase agreement, the Company would remain responsible for repayment of all debt that was due to Heat Biologics, Inc., which was estimated to be $276,845. This debt, along with annual accrued interest of 6%, is due seven years from the date of the stock purchase agreement. As of December 31, 2016, the Company had a long-term related party payable balance due to Heat Biologics, Inc. of $349,994, including accrued interest of $73,149.

As of December 31, 2016, the Company had a related party payable balance due to Heat Biologics, Inc. of $103,017, which is recorded as a related party payable on the accompanying balance sheet.

9.

Subsequent Events

Management has evaluated subsequent events for recognition or disclosure through March 7, 2017, which was the date that the financial statements were available to be issued.

On March 7, 2017, Heat Biologics, Inc. (“Heat”), a related party, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the Company, and certain stockholders in the Company to purchase 80% of the outstanding capital stock of the Company on a fully diluted basis.  Subject to certain conditions, and in exchange for the 80% of the outstanding capital stock of the Company, Heat has agreed at the closing: (i) to pay to the Pelican stockholders that execute the Purchase Agreement an aggregate of $500,000, and (ii) to issue to the participating Pelican stockholders shares of Heat restricted common stock representing 4.99% of the outstanding shares of Heat common stock on the date of execution of the Purchase Agreement.

Management determined there were no additional subsequent events that require disclosure in the financial statements.